Securities And Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2002

Witness Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-29335 (Commission File Number)	23-2518693 (I.R.S. Employer Identification No.)

300 Colonial Center Parkway
Roswell, GA 30076
(Address of principal executive offices)

(770) 754-1900
(Registrant’s telephone number, including area code)

Item 5. Other Events.

David Gould, the Chairman, President and Chief Executive Officer of Witness Systems, Inc. (the “Company”), is currently indebted to the Company pursuant to a promissory note dated March 15, 2002 (the “Note”). The total indebtedness under the Note, including accrued interest, at September 30, 2002, was $1,519,115. The Note is a full recourse obligation of Mr. Gould and is secured by 711,987 shares of the Company’s common stock owned by Mr. Gould. Due to a recent decline in the market price of the Company’s common stock, the collateral maintenance requirements of the Note are no longer satisfied. In a meeting on October 15, 2002, the Board of Directors of the Company reviewed the terms of the Note and the circumstances surrounding the decline in the value of the collateral. Further, the Board considered the possible actions and remedies available to the Company. The Board of Directors determined that strict enforcement of the Company’s rights under the Note at this time was not in the best interests of the Company or its stockholders. Accordingly, the Board of Directors approved, and the Company delivered to Mr. Gould, a Notice of Forbearance, a copy of which is attached hereto as Exhibit 99.1. Pursuant to the Notice, the Company advised Mr. Gould that, for the time being, it would forbear pursuit of its rights to demand additional collateral or prepayment of the Note, but was not waiving, releasing or relinquishing its right to exercise any and all of its rights or remedies now or in the future.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)    Exhibits.

99.1 Notice of Forbearance dated October 17, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WITNESS SYSTEMS INC.

By:	/s/ Loren Wimpfheimer

Loren Wimpfheimer Senior Vice President and General Counsel

Dated: October 22, 2002

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EXHIBIT INDEX

     99.1 Notice of Forbearance dated October 17, 2002.